Exhibit 10.3

STOCK PURCHASE AGREEMENT

THIS STOCK PURCHASE AGREEMENT (this “Agreement”), dated as of the date on the signature page hereto, is entered into by and between UPAY, Inc., a Nevada corporation (the “Company”), and Rainmaker Consulting Group, LLC, a Florida limited liability company (the “Purchaser”).

RECITALS:

WHEREAS, subject to the terms and conditions set forth in this Agreement and pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), the Company desires to sell to the Purchaser, and the Purchaser desires to purchase 1,875,000 shares of common stock, par value $0.001 per share, of the Company (the “Shares”) at a price of $0.0013 per Share (the “Purchase Price”) for aggregate gross proceeds of up to $2,500 (the “Share Purchase”); and

WHEREAS, the Company desires to enter into this Agreement to issue and sell the Shares and the Purchaser desires to purchase that number of the Shares set forth on the signature page hereto on the terms and conditions set forth herein.

1. AGREEMENT TO PURCHASE AND SELL THE SHARES. Subject to the terms and conditions of this Agreement, the Purchaser hereby agrees to purchase from the Company, and the Company hereby agrees to sell and issue to the Purchaser, the Shares for the Purchase Price at the Closing (as defined below).

2. CLOSING. The purchase and sale of the Shares shall take place electronically or at such physical location on the date as the parties shall mutually agree (the “Closing”). At the Closing, against delivery of the Purchase Price by wire transfer of immediately available funds in accordance with the Company’s instructions, the Company shall issue and deliver or cause to be delivered to the Purchaser the stock certificate representing the Shares as soon as practical.

3. REPRESENTATIONS AND WARRANTIES OF TILE COMPANY. The Company hereby represents and warrants to the Purchaser, as of the date hereof and as of each Closing, that:

(a) Organization and Existence; Authority/Capacity. The Company is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation with full right, power and authority to enter into this Agreement and to consummate the transactions contemplated hereby and to otherwise carry out, perform and discharge its obligations under such documents.

(b) Due Authorization. All corporate actions on the part of the Company necessary for the authorization, execution, delivery and performance of all obligations of the Company under this Agreement, including the authorization, issuance, reservation for issuance and delivery of the Shares, have been taken and no further consent or authorization of the Company is required. This Agreement constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as may be limited by (i) applicable bankruptcy, insolvency, reorganization or other laws of general application relating to or affecting the enforcement of creditors’ rights generally, and (ii) the effect of rules of law governing the availability of equitable remedies.

(c) Valid Issuance of the Shares. When issued at the Closing, the Shares will be duly authorized, validly issued, fully paid and non-assessable, free and clear from all taxes and liens, claims and encumbrances imposed by the Company, other than restrictions under applicable securities laws, and will not be subject to any preemptive rights or similar rights that have not been waived by the holders thereof.

(d) No Conflicts. The execution, delivery and performance of the Agreement by the Company, and the consummation by the Company of the transactions contemplated thereby, do not and will not (i) conflict with or violate any provision of the Company’s organizational documents, (ii) conflict with, result in a breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any lien upon any of the properties or assets of the Company or any of its subsidiaries pursuant to, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument to which the Company (or any of its subsidiaries) is a party or by which any property or asset of the Company (or any of its subsidiaries) is bound or affected, except to the extent such conflict, breach, default, lien or right would not reasonably be expected to result in a material adverse effect on the Company, or (iii) result in a violation of any constitution, statute, law, rule, regulation, order, judgment, injunction, decree, ruling, charge or other restriction of any court or governmental authority to which the Company (or any of its subsidiaries) is subject (including without limitation federal, state and foreign securities laws and regulations) or by which any material property or asset of the Company (or any of its subsidiaries) is bound or affected, except to the extent such violation would not reasonably be expected to result in a material adverse effect on the Company.

(e) Capital Changes. Until the Company becomes trading on a securities exchange, it shall not undertake a reverse or forward stock split or reclassification of the Common Stock.

4. REPRESENTATIONS AND WARRANTIES OF THE PURCHASER. The Purchaser hereby represents and warrants to the Company that:

(a) Due Authorization. All action on the part of the Purchaser necessary for the authorization, execution, delivery of and the performance of the transactions contemplated by this Agreement have been taken and no further consent or authorization of the Purchaser is necessary. This Agreement, when delivered by the Purchaser in accordance with the terms hereof, will constitute the Purchaser’s legal, valid and binding obligation, enforceable in accordance with its terms, except as may be limited by (i) applicable bankruptcy, insolvency, reorganization or other laws of general application relating to or affecting the enforcement of creditors’ rights generally and (ii) the effect of rules of law governing the availability of equitable remedies.

(b) Purchase for Own Account. The Shares are being acquired for investment for the Purchaser’s own account, not as a nominee or agent, in the ordinary course of business, and not with a view to the public resale or distribution thereof within the meaning of the Securities Act. The Purchaser does not have any agreement or understanding, direct or indirect, with any other person to sell or otherwise distribute the Shares. Notwithstanding the foregoing, the parties hereto acknowledge the Purchaser’s right at all times to sell or otherwise dispose of all or any part of the Shares in compliance with applicable federal and state securities laws and as otherwise contemplated by this Agreement.

(c) Investment Experience and Knowledge of the company. Purchaser represents that it is an accredited investor within the meaning of Regulation D under the Securities Act. Purchaser has substantial experience as an investor in offering transactions of securities of private companies similar to the Company and acknowledges that it can bear the economic risk of its investment in the Shares and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of this investment in the Shares and protecting its own interests in connection with this investment. Purchaser has also had the opportunity to ask questions of and receive answers from the Company and its management regarding the Company and the terms and conditions of this investment.

5. MISCELLANEOUS.

(a) Successors and Assigns. The terms and conditions of this Agreement will inure to the benefit of and be binding upon the respective successors and permitted assigns of the parties. The Company shall not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Purchaser. Purchaser may assign its rights under this Agreement to any person to whom the Purchaser assigns or transfers any of the Shares, provided that such transferee agrees in writing to be bound by the terms and provisions of this Agreement, and such transfer is in compliance with the terms and provisions of this Agreement and permitted by federal and state securities laws.

(b) Expenses. Each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement. The Company shall pay all transfer agent fees, stamp taxes and other taxes and duties levied in connection with the delivery of any Shares to the Purchaser.

(c) Governing Law. This Agreement will be governed by and construed and enforced under the laws of the State of Nevada, without reference to principles of conflict of laws or choice of laws.

(d) Survival. The representations and warranties of the Company contained in Section 3 of this Agreement and of the Purchaser contained in Section 4 of this Agreement shall survive six months after the Closing.

(e) Counterparts; Electronic Delivery. This Agreement may be executed in any number of counterparts, each of which shall be enforceable against the parties actually executing such counterparts, and all of which together shall constitute one instrument, and such counterparts may be delivered electronically via PDF or facsimile.

(f) Headings. The headings and captions used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

(g) Notices. Any notices and other communications required or permitted under this Agreement shall be in writing and shall be delivered (i) personally by hand or by courier, (ii) mailed by United States first-class mail, postage prepaid or (iii) sent by facsimile or other electronic transmission directed to the address or facsimile number or other address for electronic transmission set forth below. All such notices and other communications shall be deemed given upon (i) receipt or refusal of receipt, if delivered personally, (ii) three (3) days after being placed in the mail, if mailed, or (iii) confirmation of facsimile transfer or other electronic transmission, if faxed or emailed.

If to the Company:

UPAY, Inc.

Uitzicht Park, Unit 6

No. 2 Bellingham Road

Centurion, South Africa 0158

Attention: Jaco Folscher

If to the Purchaser:

Rainmaker Group Consulting, LLC

5036 Dr. Phillips Blvd., Suite 322

Orlando, FL 32819

Attention: James Cohen, Jr.

(h) Amendments and Waivers. This Agreement may be amended and the observance of any term of this Agreement may be waived only with the written consent of the Company and the Purchaser. Any amendment effected in accordance with this Section 5(h) will be binding upon the Purchaser, the Company and their respective successors and assigns.

(i) Severability. If any provision of this Agreement is held to be unenforceable under applicable law, such provision will be excluded from this Agreement and the balance of the Agreement will be interpreted as if such provision were so excluded and will be enforceable in accordance with its terms.

(j) Entire Agreement. This Agreement, together with all exhibits and schedules thereto, constitutes the entire agreement and understanding of the parties with respect to the subject matter hereof and thereof and supersede any and all prior negotiations, correspondence, agreements, understandings, duties or obligations between the parties with respect to the subject matter hereof and thereof.

(k) Waivers. No waiver by any party to this Agreement of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right accruing to it thereafter.

(l) Remedies. In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, the Purchaser and the Company will be entitled to specific performance under this Agreement. The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations described in the foregoing sentence and hereby agree to waive in any action for specific performance of any such obligation the defense that a remedy at law would be adequate.

[Signature Page Follows]

SIGNATURE PAGE TO STOCK PURCHASE AGREEMENT

Please acknowledge your acceptance of the foregoing Stock Purchase Agreement with UPAY, Inc. by signing and returning a copy to the Company whereupon it shall become a binding agreement.

NUMBER OF SHARES 1,875,000   x   $0.0013 =     $2,500     (the “Purchase Price”)

/s/ James E. Cohen
Signature

James E. Cohen Jr. – Managing Member
Name Typed or Printed/Title

5036 Dr. Phillips Blvd., Suite 322
Address

Orlando, FL, 32819
City, State and Zip Code

407 477 4505
Telephone - Business

863 241 5258
Telephone – Residence

407 477 4501
Facsimile – Business

46-4829369
Tax ID # or Social Security #

Name in which securities should be issued:	Rainmaker Group Consulting, LLC

Dated: 10/26, 2015

This Stock Purchase Agreement is agreed to and accepted as of the date first written above.

UPAY, INC.

By:	/s/ Jaco Folscher
Name: Jaco Folscher
Title: President